UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 22, 2008
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 22, 2008, InPlay Technologies, Inc. (“Company”) appointed Van H. Potter as President and Chief Operating Officer.

Mr. Potter, 50, joins InPlay from Pixtronix, where he was vice president, business development for the emerging provider of portable display technologies. Previously, Mr. Potter was senior vice president of marketing for International DisplayWorks, which had acquired Three-Five Systems small form-factor display business. From 2002 to 2005, he held senior management positions with Three-Five, including senior vice president, electronic manufacturing services; senior vice president, business groups and heading up the Display Products division. From 1994 to 2002, Mr. Potter held management, marketing and new business development posts at Rogers Corp. and Durel Corp.

Mr. Potter holds a B.S. in mechanical engineering from Northeastern University and an M.B.A. from Arizona State University.

Mr. Potter will receive an annual base salary of $200,000 and an option grant of 200,000 shares. Until the Company has secured additional funding and established a sufficient cash position to continue ongoing operations, $75,000 of Mr. Potter’s base salary will be deferred on a semi-monthly basis. Beginning in 2009, Mr. Potter will be eligible for a performance bonus of up to 100% of his base salary, as decided by the Board of Directors. Additionally, Mr. Potter will be eligible for all medical, dental and vacation benefits per the standard Company Policy.

The Company also entered into a Change of Control Severance Agreement. Under the Agreement, upon a change of control or at any time during the twelve months following a change in control, the Executive’s employment with the Company is terminated for any reason other than for “cause” or by the Executive for “good reason,” then the Company will pay the Executive, within 10 days following the termination of Executive’s employment, the following:

- an amount equal to the Executive’s annual base salary, and

- an amount equal to the greater of all cash incentive compensation payable to the Executive on account of the current fiscal year as if the Executive had achieved 100% of all of Executive’s targets or goals for that fiscal year, or all cash incentive compensation actually paid to the Executive on account of the immediately preceding fiscal year.

The Executive or the Executive’s family will be eligible for participation under the Company’s benefit plans for a period of 12 months. Any stock options granted to the Executive that remain unvested as of the effective date of the Executive’s termination shall become fully vested.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibit(s)

99.1	Press Release from InPlay Technologies, Inc., dated September 24, 2008, entitled “InPlay
Technologies Appoints Van H. Potter President and Chief Operating Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	September 24, 2008	By:	/s/ Mark R. Sokolowski
Mark R. Sokolowski
Chief Financial Officer